UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2014

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 20, 2014, Cytokinetics, Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering, for the issuance and sale of 4,375,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”). The price to the public in this offering is $8.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $7.52 per share. The estimated gross public offering proceeds will be approximately $35.0 million. The Company expects the net proceeds from the sale of the Shares to be approximately $32.5 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The offering is expected to close on or about February 25, 2014, subject to customary closing conditions contained in the Underwriting Agreement. In addition, the Company granted to the Underwriters under the terms of the Underwriting Agreement, an option, exercisable for 30 days, to purchase up to an additional 656,250 shares of its common stock under the same terms and conditions solely to cover over-allotments, if any.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-192125), including the prospectus dated December 23, 2013 contained therein, as the same has been supplemented.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed to not sell or transfer any common stock of the Company for 90 days after February 20, 2014 without first obtaining the consent of Cowen and Company, LLC.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Exhibits.

1.1	Underwriting Agreement, dated February 20, 2014

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated February 20, 2014, regarding pricing of public offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

February 20, 2014	By:	/s/ Sharon Barbari
Name: Sharon Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 20, 2014

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated February 20, 2014, regarding pricing of public offering